Exhibit 99.6
NOTICE OF WITHDRAWAL
of
ORDINARY SHARES OF MEDTRONIC PLC
previously tendered in response to
MEDTRONIC PLC’S OFFER TO EXCHANGE
up to 225,361,295 Shares of Common Stock of
MINIMED GROUP, INC.
for outstanding Ordinary Shares of
MEDTRONIC PLC
Pursuant to the Prospectus dated September 14, 2026

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, AT THE END OF THE DAY ON OCTOBER 9, 2026, UNLESS THE EXCHANGE OFFER IS EXTENDED OR TERMINATED. SUCH DATE, OR, IF THE EXCHANGE OFFER IS EXTENDED, THE DATE UNTIL WHICH THE EXCHANGE OFFER IS EXTENDED, IS REFERRED TO IN THIS DOCUMENT AS THE “EXPIRATION DATE.” MEDTRONIC ORDINARY SHARES VALIDLY TENDERED IN RESPONSE TO THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION OF THE EXCHANGE OFFER.

The undersigned acknowledges receipt of the prospectus, dated September 14, 2026 (the “Prospectus”) in connection with the offer (“Exchange Offer”) by Medtronic plc, an Irish public limited company (“Medtronic”), to exchange up to an aggregate of 225,361,295 newly issued shares of common stock, par value $0.01 per share (the “MiniMed Common Stock”) of MiniMed Group, Inc., a Delaware corporation (“MiniMed”), for outstanding ordinary shares, par value $0.0001 per share (the “Medtronic Ordinary Shares”), of Medtronic that are validly tendered and not validly withdrawn prior to the expiration of the Exchange Offer.
Medtronic Ordinary Shares tendered pursuant to the Exchange Offer may be withdrawn at any time before 12:00 midnight, New York City time, at the end of the day on the expiration date of the Exchange Offer and, unless Medtronic has previously accepted them pursuant to the Exchange Offer, may also be withdrawn at any time after the expiration of 40 business days from the commencement of the Exchange Offer. Once Medtronic accepts Medtronic Ordinary Shares pursuant to the Exchange Offer, your tender is irrevocable. THIS NOTICE OF WITHDRAWAL IS TO BE USED ONLY TO WITHDRAW MEDTRONIC ORDINARY SHARES PREVIOUSLY TENDERED IN RESPONSE TO THE EXCHANGE OFFER. To withdraw a tender, you must deliver this Notice of Withdrawal to Equiniti Trust Company, LLC (the “Exchange Agent”) at one of its addresses set forth at the end of this Notice of Withdrawal before 12:00 midnight, New York City time, at the end of the day on the expiration date of the Exchange Offer. See “The Exchange Offer—Withdrawal Rights” in the Prospectus. Capitalized terms used but not defined herein shall have the same meaning given to them in the Prospectus.
Participants in the Medtronic ESPP (as defined in the Prospectus) should follow the special instructions that are being sent to them on behalf of the applicable plan administrator. Medtronic ESPP participants may not use this Notice of Withdrawal Form to withdraw previously tendered Medtronic Ordinary Shares held in the Medtronic ESPP, but must use the withdrawal form provided to them. Such Medtronic ESPP participants must direct the applicable plan administrator to withdraw all or some of the previously tendered Medtronic Ordinary Shares purchased during offering periods under the Medtronic ESPP that have satisfied the required one-year holding period, subject to the limitations set forth in any special instructions provided to them. To allow sufficient time for the withdrawal of previously tendered shares by the applicable plan administrator, withdrawing Medtronic ESPP participants must provide the plan administrator with the requisite instructions by the deadline specified in the special instructions provided to them, unless the Exchange Offer is extended. If the Exchange Offer is extended, and if administratively feasible, the deadline for receipt of the Medtronic ESPP participants’ direction may also be extended.

MEDTRONIC ORDINARY SHARES TO BE WITHDRAWN
Certificated Shares		Direct Registration Shares*
Share Certificate Number(s)	Number of Medtronic Ordinary Shares to be Withdrawn and Date(s) such Medtronic Ordinary Shares were Tendered	Number of Medtronic Ordinary Shares to be Withdrawn and Date(s) such Medtronic Ordinary Shares were Tendered

TOTAL NUMBER OF MEDTRONIC ORDINARY SHARES WITHDRAWN:
*
If any Medtronic Ordinary Shares were tendered through The Depository Trust Company (“DTC”), please provide the DTC Participant Number. This form should only be used for withdrawals of shares delivered through DTC if the undersigned needs to withdraw shares on the final day of the Exchange Offer and withdrawal through DTC is no longer available. Otherwise, the DTC form of withdrawal should be used for such shares.

If you hold your Medtronic Ordinary Shares through a broker, dealer, commercial bank, trust company, custodian or similar institution, that institution must deliver the notice of withdrawal with respect to any shares you wish to withdraw. In such a case, as a beneficial owner and not a registered shareholder, you will not be able to provide a notice of withdrawal for such shares directly to the Exchange Agent. You should consult the institution through which you hold your shares regarding the procedures you must comply with and the time by which such procedures must be completed in order for that institution to provide a written notice of withdrawal or email transmission notice of withdrawal to the Exchange Agent on your behalf before 12:00 midnight, New York City time, at the end of the day on the expiration date of the Exchange Offer.
USE THIS FORM ONLY IF YOU WISH TO WITHDRAW MEDTRONIC ORDINARY SHARES PREVIOUSLY TENDERED. OTHERWISE, PLEASE DISREGARD.
This Notice of Withdrawal must be signed below by the registered holder(s) of the Medtronic Ordinary Shares to be withdrawn as its or their names appear on the registered shareholder account or on a security position listing or by person(s) authorized to become registered holder(s) by endorsements and documents transmitted to the Exchange Agent with the letter of transmittal used to tender such shares. If signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, please set forth the full title of such persons.

Name(s):
Name(s) of the registered holder(s) if different:
Account Number(s):
Signature(s):
Capacity (full title):
Address (including Zip Code):
Area Code and Telephone Number:
Tax Identification or Social Security No:
Dated:
DTC Participant Number (applicable for shares tendered through DTC only):

If you wish to withdraw any tendered Medtronic Ordinary Shares, you must deliver this Notice of Withdrawal, before 12:00 midnight, New York City time, at the end of the day on the expiration date of the Exchange Offer, to the Exchange Agent at:

The Exchange Agent for the Exchange Offer is:

EQUINITI TRUST COMPANY, LLC

By Registered or Certified Mail or Overnight Courier:
Equiniti Trust Company, LLC
Shareowner Services
Voluntary Corporate Actions
1110 Centre Pointe Curve,
Suite 101
Mendota Heights, Minnesota 55120

By Email (for Notice of Guaranteed Delivery or Notice of Withdrawal only):
EQSS-VoluntaryEvents@equiniti.com

Medtronic will determine in its sole discretion questions as to the validity, form and eligibility (including time of receipt) of any Notice of Withdrawal. None of Medtronic, MiniMed, any of the dealer managers, the Exchange Agent, the information agent or any other person is under any duty to give notification of any defects or irregularities in any Notice of Withdrawal or will incur any liability for failure to give any such notification.